Exhibit 2.2

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
 JUL 01 1996
1817-95

                AMERICAN FURNITURE WHOLESALE, INC.
              --------------------------------------
                       Name of Corporation

      We, the undersigned    TAI TRAN                         and
                          -----------------------------
                           President or Vice President

TAI TRAN                     of     AMERICAN FURNITURE WHOLESALE INC.
----------------------------       -----------------------------------------
Secretary or Asst. Secretary               Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened held on the 28th day of JUNE, 1996, adopted a resolution to amend the original articles of incorporation as follows:

     Article One is hereby amended to read as follows:

        The name of the corporation will be:

                      NEWRIDERS, INC.

       The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,581,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                          /s/ Tai Tran
                                          ----------------------------
                                           President or Vice President

                                          /s/ Tai Tran
                                          ---------------------------------
                                           Secretary or Assistant Secretary

STATE OF CALIFORNIA           )
                              )ss.
COUNTY OF FRESNO              )

       On 6-28-96 , personally appeared before me, a Notary Public, Tai Tran, who acknowledged that they executed the above instrument.

[Stamp of Joe Teran, Jr.
Comm. #1043814, Notary Public                     /s/ Joe A. Teran, Jr.
California, Fresno County                        ----------------------
appears here]                                    (Signature of Notary)






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